As filed with the Securities and Exchange Commission on October 20, 2005

Registration No. 333-127006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

Under the

Securities Act of 1933

NCI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7373	20-3211574
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11730 Plaza America Drive

Reston, Virginia 20190

(703) 707-6900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles K. Narang

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

NCI, Inc.

11730 Plaza America Drive

Reston, Virginia 20190

(703) 707-6900

(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Craig E. Chason, Esq.	R.W. Smith, Jr., Esq.
John M. McDonald, Esq.	Jason C. Harmon, Esq.
Pillsbury Winthrop Shaw Pittman LLP	DLA Piper Rudnick Gray Cary US LLP
1650 Tysons Boulevard	6225 Smith Avenue
McLean, Virginia 22102	Baltimore, Maryland 21209
(703) 770-7900	(410) 580-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table itemizes the expenses, other than the underwriting discount, incurred, or to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. All amounts shown below are estimates except for the SEC registration fee and the NASD filing fee.

SEC registration fee	$8,365
NASD filing fee	$7,607
Printing and engraving expenses	$225,000
Accounting fees and expenses	$565,000
Legal fees and expenses	$450,000
Transfer Agent and Registrar fees and expenses	$3,500
Miscellaneous (including listing fees)	$140,528

Total	$1,400,000

The Registrant will bear all expenses shown above.

Item 14. Indemnification of Directors and Officers

The Registrant’s charter includes provisions that eliminate the personal liability of the Registrant’s directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation law; or

•	for any transaction from which the director derives an improper personal benefit.

The Registrant’s charter requires, as a condition to advancing expenses, the delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

The Registrant’s charter further provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise. The Registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and in such an event would be unenforceable.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits

The following Exhibits are filed herewith and made a part hereof:

Number	Description
1.1	Form of Underwriting Agreement(2)
2.1	Agreement and Plan of Merger by and between NCI Information Systems, Inc. and NCI Acquisition, LLC, dated as of September 1, 2005(2)
2.2	Share Exchange Agreement by and between NCI, Inc. and Charles Narang, dated as of September 1, 2005(2)
3.1	Amended and Restated Certificate of Incorporation of the Registrant(3)
3.2	Bylaws of the Registrant(1)
4.1	Specimen Class A Common Stock Certificate(4)
4.2*	NCI, Inc. 2005 Performance Incentive Plan(1)
4.3	[reserved]
4.4*	Form of 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(4)
4.5*	Amendment to NCI, Inc. Non-Qualified Stock Option Agreement(3)
4.6*	2005 Incentive Compensation Plan(3)
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered(2)
10.1*	Non-Statutory Stock Option Agreement by and between NCI Information Systems, Inc. and Linda J. Allan dated May 4, 2001(1)
10.2	Non-Statutory Stock Option Agreement by and between NCI Information Systems, Inc. and Norris B. Carter dated May 5, 2000(1)
10.3	Tax Indemnification Agreement between NCI, Inc. and stockholders of NCI, Inc., dated as of September 1, 2005(2)
10.4*	401(k) Profit Sharing Plan(1)
10.5	Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc. dated as of December 23, 2003(1)
10.6	Amendment to Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc. dated as of May 6, 2004(1)
10.7	Second Amendment to Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc. dated as of March 15, 2005(1)
10.8	Third Amendment to Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc dated as of July 25, 2005(1)
10.9	Lease Agreement between NCI Information Systems, Inc. and Winthrop Resources Corporation, dated October 22, 2003(1)
10.10	Lease by and between NCI Information Systems, Inc. and Plaza America Office Development II, LLC dated as of January 13, 2003(1)
10.11	Lease by and between NCI Information Systems, Inc. and Corporate Center II, LLC dated as of March 8, 2001(1)
10.12	Office Lease Agreement by and between JFB Joint Venture Limited Partnership and Scientific Engineering Solutions, Inc. dated as of April 13, 1998(1)
10.13*	Option Assumption Agreement dated July 29, 2005 between NCI, Inc. and Linda Allan(2)
10.14*	Michael W. Solley Non-Qualified Stock Option Agreement(3)
10.15	Option Assumption Agreement dated September 2, 2005 between NCI, Inc. and the personal representatives of Norris B. Carter(3)
10.16*	Judith L. Bjornaas Non-Qualified Stock Option Agreement(3)
10.17*	Form of Lock-Up Agreement(3)
10.18	Subcontract Agreement between NCI Information Systems, Inc. and Net Commerce Corporation dated as of January 27, 2005(3)
10.19	Purchase Order to New Commerce Corporation dated February 3, 2005(3)
10.20	Purchase Order to Net Commerce Corporation dated February 10, 2005(3)
10.21	Change Order to Net Commerce Corporation dated February 10, 2005(3)
10.22*	Amendment to Non-Qualified Stock Option Agreement by and between NCI, Inc. and Judith L. Bjornaas dated as of October 13, 2005(4)
10.23*	Amendment to Non-Qualified Stock Option Agreement by and between NCI, Inc. and Michael W. Solley dated as of October 13, 2005(4)
14.1	Code of Ethics of NCI, Inc.(3)
21.1	Subsidiaries of Registrant(1)
23.1	Consent of Ernst & Young LLP(3)

Number	Description
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included as part of Exhibit 5.1)(2)
23.3	Consent of INPUT(2)
24.1	Powers of Attorney (included in signature page to Registration Statement)(1)

(1)	Previously filed on Form S-1 dated July 29, 2005.
(2)	Previously filed on Form S-1/A dated September 6, 2005.
(3)	Previously filed on Form S-1/A dated October 4, 2005.
(4)	Included with this filing.
*	Management Contract or Compensatory Plan or Arrangement

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on October 20, 2005.

NCI, INC.

By:	/s/ JUDITH L. BJORNAAS
Judith L. Bjornaas
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles K. Narang	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	October 20, 2005

* Michael W. Solley	President and Director	October 20, 2005

/S/ JUDITH L. BJORNAAS Judith L. Bjornaas	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2005

* James P. Allen	Director	October 20, 2005

* John E. Lawler	Director	October 20, 2005

* Paul V. Lombardi	Director	October 20, 2005

* J. Patrick McMahon	Director	October 20, 2005

* Daniel R. Young	Director	October 20, 2005

*By:	/S/ JUDITH L. BJORNAAS
Judith L. Bjornaas Attorney-in-Fact

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement(2)
2.1	Agreement and Plan of Merger by and between NCI Information Systems, Inc. and NCI Acquisition, LLC, dated as of September 1, 2005(2)
2.2	Share Exchange Agreement by and between NCI, Inc. and Charles Narang, dated as of September 1, 2005(2)
3.1	Amended and Restated Certificate of Incorporation of the Registrant(3)
3.2	Bylaws of the Registrant(1)
4.1	Specimen Class A Common Stock Certificate(4)
4.2*	NCI, Inc. 2005 Performance Incentive Plan(1)
4.3	[reserved]
4.4*	Form of 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(4)
4.5*	Amendment to NCI, Inc. Non-Qualified Stock Option Agreement(3)
4.6*	2005 Incentive Compensation Plan(3)
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered(2)
10.1*	Non-Statutory Stock Option Agreement by and between NCI Information Systems, Inc. and Linda J. Allan dated May 4, 2001(1)
10.2	Non-Statutory Stock Option Agreement by and between NCI Information Systems, Inc. and Norris B. Carter dated May 5, 2000(1)
10.3	Tax Indemnification Agreement between NCI, Inc. and stockholders of NCI, Inc., dated as of September 1, 2005(2)
10.4*	401(k) Profit Sharing Plan(1)
10.5	Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc. dated as of December 23, 2003(1)
10.6	Amendment to Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc. dated as of May 6, 2004(1)
10.7	Second Amendment to Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc. dated as of March 15, 2005(1)
10.8	Third Amendment to Loan and Security Agreement between SunTrust Bank and NCI Information Systems, Inc dated as of July 25, 2005(1)
10.9	Lease Agreement between NCI Information Systems, Inc. and Winthrop Resources Corporation, dated October 22, 2003(1)
10.10	Lease by and between NCI Information Systems, Inc. and Plaza America Office Development II, LLC dated as of January 13, 2003(1)
10.11	Lease by and between NCI Information Systems, Inc. and Corporate Center II, LLC dated as of March 8, 2001(1)
10.12	Office Lease Agreement by and between JFB Joint Venture Limited Partnership and Scientific Engineering Solutions, Inc. dated as of April 13, 1998(1)
10.13*	Option Assumption Agreement dated July 29, 2005 between NCI, Inc. and Linda Allan(2)
10.14*	Michael W. Solley Non-Qualified Stock Option Agreement(3)
10.15	Option Assumption Agreement dated September 2, 2005 between NCI, Inc. and the personal representatives of Norris B. Carter(3)
10.16*	Judith L. Bjornaas Non-Qualified Stock Option Agreement(3)
10.17*	Form of Lock-Up Agreement(3)
10.18	Subcontract Agreement between NCI Information Systems, Inc. and Net Commerce Corporation dated as of January 27, 2005(3)
10.19	Purchase Order to New Commerce Corporation dated February 3, 2005(3)
10.20	Purchase Order to Net Commerce Corporation dated February 10, 2005(3)
10.21	Change Order to Net Commerce Corporation dated February 10, 2005(3)

Number	Description
10.22*	Amendment to Non-Qualified Stock Option Agreement by and between NCI, Inc. and Judith L. Bjornaas dated as of October 13, 2005(4)
10.23*	Amendment to Non-Qualified Stock Option Agreement by and between NCI, Inc. and Michael W. Solley dated as of October 13, 2005(4)
14.1	Code of Ethics of NCI, Inc.(3)
21.1	Subsidiaries of Registrant(1)
23.1	Consent of Ernst & Young LLP(3)
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included as part of Exhibit 5.1)(2)
23.3	Consent of INPUT(2)
24.1	Powers of Attorney (included in signature page to Registration Statement)(1)

(1)	Previously filed on Form S-1 dated July 29, 2005.
(2)	Previously filed on Form S-1/A dated September 6, 2005.
(3)	Previously filed on Form S-1/A dated October 4, 2005.
(4)	Included with this filing.
*	Management Contract or Compensatory Plan or Arrangement